SUB-ITEM 77Q1(a)1

                               MFS SERIES TRUST IV

                             MFS MID CAP GROWTH FUND

Amendment dated March 10, 2005, to the Amended and Restated Declaration of Trust dated December 16, 2004, to establish and designate share classes is contained in Registrant's (File Nos. 2-54607 and 811-2594) Post-Effective Amendment No. 42 filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein be reference.


                                SUB-ITEM 77Q1(a)2

                               MFS SERIES TRUST IV

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

              REDESIGNATION OF CLASS R1 SHARES AND CLASS R2 SHARES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R1 and Class R2 shares (as defined in the Declaration) of MFS Mid Cap Growth Fund, a series of the Trust, as follows:

         The class of shares previously designated as "Class R1 Shares" shall be redesignated as "Class R Shares," and the class of shares previously designated as "Class R2 Shares" shall be redesignated as "Class R3 Shares."





         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of April, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.




LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas TX  75230

MICHAEL HEGARTY

Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY  10510

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108

AMY B. LANE

Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL  33455

ROBERT J. MANNING

Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907

LAWRENCE T. PERERA

Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

ROBERT C. POZEN

Robert C. Pozen
9 Arlington Street
Boston MA  02116

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

Laurie Thomsen
235 Nashawtuc Road
Concord MA  01742

92638